UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

On April 18, 2014 the Company has identified and noticed the market what it believes are active fraudulent third party press releases and website activity and further has warned investors via a press release that news on marijuana medical division and related website to be false. A copy of the press release is filed on Exhibit 99.1 hereto.

The Company has identified false third party press releases, not all inclusive, related to a Medical Marijuana Division at the following links:

http://www.prnation.org/egpi-firecreek-inc-announces-new-corporate-division-serve-medical-marijuana-industry/
http://www.wnd.com/markets/news/read/26948958/egpi_firecreek
http://imhaitian.com/egpi-firecreek-inc-announces-a-new-corporate-division-to-serve-the-medical-marijuana-industry/
http://upandcomingmogul.com/

The Company has identified false third party web site creation and construction, not all inclusive, and domain registrant email, and administrators name listing for the false Medical Marijuana Division at the following addresses:

http://www.egpimedical.com/
Registrant Email: egpimedical@gmail.com
Admin Name: Anthony Evans

The company further notes that it believes the creator of this website has falsely used and has or may have modified other information including phone numbers, addresses and information content belonging to the Company or its Officers and Directors personally.

The Company emphasizes that the purported medical division related to the multibillion dollar Marijuana industry released by unknown third parties identified thus far from on or about approximately April 16, 2014 is of no substance and false. The Company has reported this activity to various agencies including the FBI and investors should be warned that any references to a supposed Medical division for EGPI or EFIR are false.

The Company is an independent oil and gas company, engaging in the exploration, development, and exploitation of crude oil and natural gas properties primarily in the United States. The company focuses on the oil and gas projects located in the Permian Basin areas of Texas, and surrounding states and regions in the United States for activities related to oil and gas production, and related business and other opportunities. It holds interests in oil and gas leases and reserves located in Texas. The company is headquartered in Scottsdale, Arizona and has been in the process of restructuring operations.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

Exhibit Number	Description

99.1                      Press Release Titled: EGPI Firecreek, Inc. Identifies Active Fraudulent Third Party Press Releases and Website Activity

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2014

EGPI FIRECREEK, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer